UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/19/2013

CDI Corp.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-05519

Pennsylvania	23-2394430
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1717 Arch Street, 35th Floor
Philadelphia, PA 19103-2768
(Address of principal executive offices, including zip code)

(215) 569-2200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 19, 2013, CDI Corporation (the "Company") and Robert J. Giorgio, Executive Vice President of the Company, executed a Third Amendment to the Employment Agreement with Mr. Giorgio effective as of July 1, 2013. The Second Amendment to Mr. Giorgio's Employment Agreement extended the term of Mr. Giorgio's employment from December 31, 2012 to June 30, 2013 (the "First Extension Period") and provided that the parties may agree to further extend his employment for up to an additional six-month period. Under the Third Amendment, the parties agreed to extend Mr. Giorgio's employment from July 1, 2013 to September 30, 2013 (the "Second Extension Period"). The Third Amendment also provides that upon Mr. Giorgio's retirement at the end of the Second Extension Period, all of the remaining unvested shares of Time-Vested Deferred Stock awarded to him in September 2011 will become vested (this results in additional vesting of 2,822 shares). All other provisions of Mr. Giorgio's Employment Agreement, as previously amended, remain unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDI Corp.

Date: September 24, 2013	By:	/s/ Brian D. Short
Brian D. Short
Senior Vice President, Chief Administrative Office and General Counsel